NEWS RELEASE

FOR IMMEDIATE RELEASE
HOUSTON and LONDON, August 2, 2024

LyondellBasell Reports Second Quarter 2024 Earnings

Second Quarter 2024 Highlights
•Net income: $924 million, $734 million excluding identified items(a)
•Diluted earnings per share: $2.82 per share; $2.24 per share excluding identified items
•EBITDA: $1.6 billion, $1.4 billion excluding identified items
•Cash from operating activities: $1.3 billion
•Increased quarterly dividend by 7% to $1.34 per share
•Returned $513 million to shareholders through dividends and share repurchases
•Taking additional actions to grow and upgrade our core businesses
◦Completed divestment of Ethylene Oxide and Derivatives (EO&D) business
◦Completed acquisition of 35% share in NATPET integrated polypropylene joint venture in Saudi Arabia
◦Announced strategic review of European assets

Comparisons with the prior quarter and second quarter 2023 are available in the following table:
Table 1 - Earnings Summary

Millions of U.S. dollars (except share data)	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Sales and other operating revenues	$10,558	$9,925	$10,306	$20,483	$20,553
Net income	924	473	715	1,397	1,189
Diluted earnings per share	2.82	1.44	2.18	4.25	3.62
Weighted average diluted share count	326	326	326	326	327
EBITDA(a)	1,644	1,047	1,383	2,691	2,514
Excluding Identified Items(a)

Net income excluding identified items	$734	$501	$801	$1,235	$1,623
Diluted earnings per share excluding identified items	2.24	1.53	2.44	3.76	4.94
Gain on sale of business, pre-tax	(293)	—	—	(293)	—
Impairments, pre-tax	—	—	—	—	252
Refinery exit costs, pre-tax	42	36	111	78	235
EBITDA excluding identified items	1,373	1,063	1,450	2,436	2,902
(a) See “Information Related to Financial Measures” for a discussion of the company’s use of non-GAAP financial measures and Tables 2-6 for reconciliations or calculations of these financial measures. “Identified items” include adjustments for lower of cost or market (“LCM”), gain on sale of business, impairments and refinery exit costs.

LyondellBasell Industries (NYSE: LYB) (the "company") today announced net income for the second quarter 2024 of $924 million, or $2.82 per diluted share. During the quarter, the company recognized identified items of $190 million, net of tax. These items, which benefited second quarter earnings by $0.58 per share, were related to the gain on the sale of the EO&D business, partially offset by costs incurred from plans to exit the refining business. Second quarter 2024 EBITDA was $1.6 billion, or $1.4 billion excluding identified items.

Second quarter volumes benefited from increased production and improving seasonal demand. In North America, olefins and polyolefins volumes increased while favorable ethane and natural gas costs continued to provide support for integrated margins. In Europe, integrated polyethylene margins expanded with increased utilization of advantaged LPG feedstocks. The company's Intermediates and Derivatives segment delivered record quarterly oxyfuels volumes driven by production from LYB's newest PO/TBA asset. Intermediate chemical margins and volumes improved, largely due to higher production from LYB's acetyls assets. Refining margins fell sequentially due to lower crack spreads.
In the second quarter, the company's strong cash conversion(b) resulted in $1.3 billion in cash from operating activities. LYB remains committed to its balanced and disciplined capital allocation strategy. The company invested $484 million in capital expenditures and returned $513 million to shareholders through dividends and share repurchases. LYB maintained a robust investment-grade balance sheet with $2.9 billion in cash and short-term investments and $7.0 billion in available liquidity.
LYB continues to take actions to grow and upgrade its core businesses. In the second quarter, the company divested the EO&D business for $700 million, while investing approximately $500 million to acquire a 35% stake in the feedstock-advantaged NATPET joint venture in Saudi Arabia. NATPET is continuing to progress toward a final investment decision to more than double the polymer capacity of the joint venture. Additionally, LYB announced a strategic review of some of its European assets to position the company for a more sustainable and circular future by strengthening profitability and competitive advantage in the region.
“Increased production from LYB's assets, higher integrated margins and rising seasonal demand drove sequential improvements in second quarter profitability. Underlying business results increased by nearly 30 percent over the first quarter. We continue to make significant strides on our ambitions to grow and upgrade our core businesses as part of our three-pillar strategy to unlock value. In the second quarter, we completed the divestiture of a non-core asset, increased our cost-advantaged footprint in the Middle East and announced our work underway to reposition our European businesses for future success,” said Peter Vanacker, LyondellBasell chief executive officer.

OUTLOOK
In the third quarter, the company expects margins to continue to benefit from low costs for natural gas and natural gas liquids utilized in LYB's North American and Middle East production relative to higher oil-based costs in most other regions. With the summer driving season underway, oxyfuels margins are expected to remain above historical levels with high octane premiums. During the third quarter, LYB expects to operate its assets in line with market demand with average operating rates of 85% for North American olefins and polyolefins (O&P) assets, 80% for European O&P assets and 75% for Intermediates & Derivatives assets.

“We are confident that our actions to grow and upgrade our core businesses will deliver lasting benefits for LYB. June year-to-date market demand for polyethylene and polypropylene produced in North America is up by more than 10%

(b) Cash conversion is net cash provided by operating activities divided by EBITDA excluding LCM, gain on sale of business and impairment.

and 5%, respectively. A decade of North American polyolefin capacity additions have been absorbed due to growing market demand and we expect minimal capacity to be added in the region over the next several years. The LYB team continues to be laser-focused on operating safely and delivering results. We are reshaping our portfolio to serve our customer's needs for more sustainable products while continuing to deliver leading returns for our shareholders,” said Vanacker.

CONFERENCE CALL
LYB will host a conference call August 2 at 11 a.m. ET. Participants on the call will include Chief Executive Officer Peter Vanacker, Executive Vice President and Chief Financial Officer Michael McMurray, Executive Vice President of Global Olefins and Polyolefins and Refining Kim Foley, Executive Vice President of Intermediates and Derivatives Aaron Ledet, Executive Vice President of Advanced Polymer Solutions Torkel Rhenman and Head of Investor Relations David Kinney. For event access, the toll-free dial-in number is 1-877-407-8029, international dial-in number is 201-689-8029 or click the CallMe link. The slides and webcast that accompany the call will be available at www.LyondellBasell.com/earnings. A replay of the call will be available from 1:00 p.m. ET August 2 until September 2, 2024. The replay toll-free dial-in numbers are 1-877-660-6853 and 201-612-7415. The access ID for each is 13743073.

ABOUT LYONDELLBASELL
We are LyondellBasell (NYSE: LYB) – a leader in the global chemical industry creating solutions for everyday sustainable living. Through advanced technology and focused investments, we are enabling a circular and low carbon economy. Across all we do, we aim to unlock value for our customers, investors and society. As one of the world's largest producers of polymers and a leader in polyolefin technologies, we develop, manufacture and market high-quality and innovative products for applications ranging from sustainable transportation and food safety to clean water and quality healthcare. For more information, please visit www.LyondellBasell.com or follow @LyondellBasell on LinkedIn.

FORWARD-LOOKING STATEMENTS
The statements in this release relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management of LyondellBasell which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. When used in this release, the words “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results could differ materially based on factors including, but not limited to, market conditions, the business cyclicality of the chemical, polymers and refining industries; the availability, cost and price volatility of raw materials and utilities, particularly the cost of oil, natural gas, and associated natural gas liquids; our ability to successfully implement initiatives identified pursuant to our Value Enhancement Program and generate anticipated earnings; competitive product and pricing pressures; labor conditions; our ability to attract and retain key personnel; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental risks); the supply/demand balances for our and our joint ventures’ products, and the related effects of industry production capacities and operating rates; our ability to manage costs; future financial and operating results; our ability to align our assets and grow and upgrade our core, including the results of our strategic review of certain European assets; legal and environmental proceedings; tax rulings, consequences or proceedings; technological developments, and our ability to develop new products and process technologies; our ability to meet our sustainability goals, including the ability to operate safely, increase production of recycled and renewable-based polymers to meet our targets and forecasts, and reduce our emissions and achieve net zero emissions by the time set in our goals; our ability to procure energy from renewable sources; our ability to build a profitable Circular & Low Carbon Solutions business; the continued operation of and successful shut down and closure of the Houston Refinery, including within the expected timeframe; potential governmental regulatory actions; political unrest and terrorist acts; risks and uncertainties posed by international operations, including foreign currency fluctuations; and our ability to comply with debt covenants and to repay our debt. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2023, which can be found at www.LyondellBasell.com on the Investor Relations page and on the Securities and Exchange Commission’s website at www.sec.gov. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on our results of operations or financial condition. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management of LyondellBasell at the time the statements are made. LyondellBasell does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change, except as required by law.

This release contains time sensitive information that is accurate only as of the date hereof. Information contained in this release is unaudited and is subject to change.

We undertake no obligation to update the information presented herein except as required by law.

INFORMATION RELATED TO FINANCIAL MEASURES
This release makes reference to certain non-GAAP financial measures as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended.

We report our financial results in accordance with U.S. generally accepted accounting principles, but believe that certain non-GAAP financial measures, such as EBITDA, and EBITDA, net income and diluted EPS exclusive of identified items provide useful supplemental information to investors regarding the underlying business trends and performance of the company's ongoing operations and are useful for period-over-period comparisons of such operations. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

We calculate EBITDA as income from continuing operations plus interest expense (net), provision for (benefit from) income taxes, and depreciation and amortization. EBITDA should not be considered an alternative to profit or operating profit for any period as an indicator of our performance, or as an alternative to operating cash flows as a measure of our liquidity. We also present EBITDA, net income and diluted EPS exclusive of identified items. Identified items include adjustments for “lower of cost or market" (“LCM”), gain on sale of business, impairments and refinery exit costs. Our inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (“LIFO”) inventory valuation methodology, which means that the most recently incurred costs are charged to cost of sales and inventories are valued at the earliest acquisition costs. Fluctuation in the prices of crude oil, natural gas and correlated products from period to period may result in the recognition of charges to adjust the value of inventory to the lower of cost or market in periods of falling prices and the reversal of those charges in subsequent interim periods, within the same fiscal year as the charge, as market prices recover. A gain or loss on sale of a business is calculated as the consideration received from the sale less its carrying value. Property, plant and equipment are recorded at historical costs. If it is determined that an asset or asset group’s undiscounted future cash flows will not be sufficient to recover the carrying amount, an impairment charge is recognized to write the asset down to its estimated fair value. Goodwill is tested for impairment annually in the fourth quarter or whenever events or changes in circumstances indicate that the fair value of a reporting unit with goodwill is below its carrying amount. If it is determined that the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge is recognized. We assess our equity investments for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. If the decline in value is considered to be other than temporary the investment is written down to its estimated fair value. In April 2022 we announced our decision to cease operation of our Houston Refinery. In connection with exiting the refinery business, we began to incur costs primarily consisting of accelerated lease amortization costs, personnel related costs, accretion of asset retirement obligations and depreciation of asset retirement costs.

Cash conversion is a measure commonly used by investors to evaluate liquidity. Cash conversion means net cash provided by operating activities divided by EBITDA excluding LCM, gain on sale of business and impairment. We believe cash conversion is an important financial metric as it helps management and other parties determine how efficiently the company is converting earnings into cash.

These non-GAAP financial measures as presented herein, may not be comparable to similarly titled measures reported by other companies due to differences in the way the measures are calculated. In addition, we include calculations for certain other financial measures to facilitate understanding. This release contains time sensitive information that is accurate only as of the time hereof. Information contained in this release is unaudited and subject to change.

LyondellBasell undertakes no obligation to update the information presented herein except to the extent required by law.

Additional operating and financial information may be found on our website at www.LyondellBasell.com/investorrelations.

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Source: LyondellBasell Industries

Media Contact: Monica Silva +1 713-309-7575
Investor Contact: David Kinney +1 713-309-7141

Table 2 - Reconciliations of Net Income to Net Income Excluding Identified Items and to EBITDA Including and Excluding Identified Items
	Three Months Ended			Six Months Ended
Millions of U.S. dollars	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income	$924	$473	$715	$1,397	$1,189
Identified items
less: Gain on sale of business, pre-tax(a)	(293)	—	—	(293)	—
add: Impairments, pre-tax(b)	—	—	—	—	252
add: Refinery exit costs, pre-tax(c)	42	36	111	78	235
add: Provision for (benefit from) income taxes related to identified items	61	(8)	(25)	53	(53)
Net income excluding identified items	$734	$501	$801	$1,235	$1,623

Net income	$924	$473	$715	$1,397	$1,189
Loss from discontinued operations, net of tax	1	1	2	2	3
Income from continuing operations	925	474	717	1,399	1,192
Provision for income taxes	249	122	188	371	355
Depreciation and amortization(d)	387	365	391	752	787
Interest expense, net	83	86	87	169	180
EBITDA	1,644	1,047	1,383	2,691	2,514
Identified items
less: Gain on sale of business(a)	(293)	—	—	(293)	—
add: Impairments(b)	—	—	—	—	252
add: Refinery exit costs(e)	22	16	67	38	136
EBITDA excluding identified items	$1,373	$1,063	$1,450	$2,436	$2,902

(a) In the second quarter of 2024, we sold our U.S. Gulf Coast-based EO&D business, which resulted in recognition of a gain included in our I&D segment.
(b) The six months ended June 30, 2023 reflects a non-cash goodwill impairment charge in our Advanced Polymer Solutions segment.
(c) Refinery exit costs include accelerated lease amortization costs, personnel related costs, accretion of asset retirement obligations and depreciation of asset retirement costs. See Table 6 for additional detail on refinery exit costs.
(d) Depreciation and amortization includes depreciation of asset retirement costs in connection with exiting the Refining business. See Table 6 for additional detail on refinery exit costs.
(e) Refinery exit costs include accelerated lease amortization costs, personnel related costs and accretion of asset retirement obligations. See Table 6 for additional detail on refinery exit costs.

Table 3 - Reconciliation of Diluted EPS to Diluted EPS Excluding Identified Items
	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Diluted earnings per share	$2.82	$1.44	$2.18	$4.25	$3.62
Identified items
less: Gain on sale of business	(0.68)	—	—	(0.68)	—
add: Impairments	—	—	—	—	0.77
add: Refinery exit costs	0.10	0.09	0.26	0.19	0.55
Diluted earnings per share excluding identified items	$2.24	$1.53	$2.44	$3.76	$4.94

Table 4 - Calculation of Cash and Liquid Investments and Total Liquidity
Millions of U.S. dollars	June 30, 2024
Cash and cash equivalents and restricted cash	$2,864
Short-term investments	—
Cash and liquid investments	$2,864
add:
Availability under Senior Revolving Credit Facility	3,250
Availability under U.S. Receivables Facility	900
Total liquidity	$7,014

Table 5 - Calculation of Dividends and Share Repurchases
Three Months Ended
Millions of U.S. dollars	June 30, 2024
Dividends - common stock	$438
Repurchase of Company ordinary shares	75
Dividends and share repurchases	$513

Table 6 - Refinery Exit Costs
	Three Months Ended			Six Months Ended
Millions of U.S. dollars	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Refinery exit costs:
Accelerated lease amortization costs	$10	$8	$38	$18	$89
Personnel costs	10	6	27	16	43
Asset retirement obligation accretion	2	2	2	4	4
Asset retirement cost depreciation	20	20	44	40	99
Total refinery exits costs	$42	$36	$111	$78	$235